SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

   FORM 8-K

  CURRENT REPORT

  Pursuant to Section 13 or 15(d)

  of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2000

COMPAQ COMPUTER CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

In a release dated January 4, 2000, Compaq Computer Corporation (NYSE: CPQ) announced the purchase of certain assets of Inacom Corporation (NYSE: ICO) for approximately $370 million in cash. The acquisition will enhance Compaq's direct sales capabilities in the United States, accelerating the Company's progress in reducing inventories and speeding cycle time. The news release is attached as Exhibit 99.

ITEM 7. Exhibits.

Exhibit 99 News Release dated January 4, 2000 is attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: January 5, 2000	By: /s/ Linda S. Auwers ________________________ Linda S. Auwers Vice President, Associate General Counsel and Secretary